As filed with the Securities and Exchange Commission on July 26, 1995
                                              Registration No. 33-______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            20TH CENTURY INDUSTRIES
             (Exact name of registrant as specified in its charter)


  California                                                       95-1935264
(State or other jurisdiction of                (I.R.S. Employer Identification
  incorporation or organization)                          Number)



                             6301 Owensmouth Avenue
                       Woodland Hills, California  91367
                                 (818) 704-3700
(Address, including  zip code,  and telephone  number, including  area code,  of registrant's principal executive offices)
                          ----------------------------
                             1995 STOCK OPTION PLAN
                          ----------------------------
                               WILLIAM L. MELLICK
        President, Chief Executive Officer, and Chief Operating Officer
                            20TH CENTURY INDUSTRIES
                             6301 Owensmouth Avenue
                       Woodland Hills, California  91367
                                 (818) 704-3700
(Name, address, including zip code,  and telephone number, including area  code, of agent for service of process)
                          ----------------------------
                                   Copies to:
                             PETER F. ZIEGLER, ESQ.
                            Gibson, Dunn & Crutcher
                             333 South Grand Avenue
                         Los Angeles, California 90071
                                 (213) 229-7000

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

/===================/==========/===============/================/============/
/                   /          /   Proposed    /Proposed Maximum/            /
/Title of Each Class/  Amount  /   Maximum     /   Aggregate    /  Amount of /
/  of Securities    /   to be  /Offering Price /   Offering     /Registration/
/ to be Registered /Registered/ Per Share(1) / Price(1) / Fee / /===================/==========/===============/================/============/
/Common Stock,      /          /               /                /            /
/Without Par Value  / 1,000,000/        $12.00 /    $12,000,000 /  $4,137.93 /
/===================/==========/===============/================/============/


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the common stock of 20th Century Industries on the New York Stock Exchange on July 24, 1995.

LA951570.027/19                         1

                                    PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

                    The following documents heretofore filed by 20th Century Industries (the "Company" or the "Registrant") with the Securities and Exchange Commission (File No. 1-10828) pursuant to the Exchange Act are incorporated by reference and shall be deemed a part hereof:

                    (a) 20th Century Industries Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                    (b) 20th Century Industries Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

                    (c) 20th Century Industries Current Reports on Form 8-K dated January 3, 1995, January 27, 1995, February 22, 1995, June 2, 1995 and June 26, 1995; and
                    (d) 20th Century Industries Registration Statement on Form 8-A dated August 8, 1991, as amended.

                    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.             DESCRIPTION OF SECURITIES.

                    Not applicable.

ITEM 5.             INTERESTS OF NAMED EXPERTS AND COUNSEL.

                    Not applicable.

ITEM 6.             INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 317 of the General Corporation Law of California authorizes the Company to indemnify and advance expenses to, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the Company. The General Corporation Law of California also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 204 of the General Corporation Law of California permits the Company to eliminate the liability of a director for monetary damages for breaches of the director's fiduciary duty, including negligence, but not including certain acts enumerated therein.
                  Article VII of the Company's Articles of Incorporation provides that the Company is authorized to provide indemnification of its Agents in excess of that expressly permitted under Section 317 of the General

LA951570.027/19                         2

Corporation Law of California by bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized by the Articles of Incorporation. The provisions of Article VII of the Bylaws authorize indemnification of, and the advancement of expenses to, Agents in the same circumstances and subject to the same limitations as are set forth in Section 317 and require such indemnification in the same situation as Section 317. Article VII of the Bylaws also provides that the Company may advance to its Agents the expenses of defending any proceeding if they provide an undertaking to repay such advances if it is determined that such person is not entitled to be indemnified as provided in such Article. Article VII of the Bylaws further provides that the Company is not obligated to indemnify any person in any circumstance where it appears that it would be inconsistent with a provision of the Articles of Incorporation, the Bylaws, a resolution of the shareholders or an agreement which prohibits or otherwise limits indemnification or if it would be inconsistent with any condition expressly imposed by a court in approving a settlement. In addition to the authorizations of indemnification provided by the Company's Articles of Incorporation and Bylaws, Article VI of the Company's Articles of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

                    The Company has entered into Indemnification Agreements with its directors and certain of its executive officers pursuant to which directors and officers party thereto have (i) additional rights to indemnification and rights to advancement of expenses beyond the specific provisions of California law and the Company's Articles of Incorporation and Bylaws, (ii) contractual rights to indemnification and advancement of expenses in circumstances under which such indemnification and advancement would otherwise be left to the discretion of the Company's Board of Directors, and (iii) protection from subsequent adverse changes in the indemnification provisions contained in the Company's Articles of Incorporation and Bylaws.

                    The Company maintains an insurance policy pursuant to which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

ITEM 7.             EXEMPTION FROM REGISTRATION CLAIMED.

                    Not applicable.

ITEM 8.             EXHIBITS.

                    4.1          20th Century Industries 1995 Stock Option Plan.

                    4.2 Certificate of Incorporation of the Registrant as amended (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

                    4.3           Amended and Restated Bylaws of the  Registrant
                                 (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

                    5            Opinion of Gibson, Dunn & Crutcher.

                    23.1         Consent of Ernst & Young LLP.

                    23.2         Consent of Gibson, Dunn & Crutcher (included in
                                 Exhibit 5 to this Registration Statement).

                    24 Power of Attorney (included on pages 5 and 6 of this Registration Statement).

LA951570.027/19                         3

                    28 Schedule P of Annual Statement on Form 2 filed by Registrant's insurance company affiliates with the California Department of Insurance (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

ITEM 9.             UNDERTAKINGS.

                    (a)    The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
                                  (i)   To  include  any  prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                  (iii) To include any material information with
                           respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling

LA951570.027/19                         4
precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 25th day of July, 1995.

                                   20TH CENTURY INDUSTRIES

                                   By:  William L. Mellick
                                        ----------------------------------------
                                        President, Chief Executive Officer
                                        and Chief Operating Officer



                            POWER OF ATTORNEY

                    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Mellick, Robert B. Tschudy and John R. Bollington and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                          Title                             Date
- ---------                          -----                             ----


John B. De Nault         Chairman of the Board of                July 25, 1995
- ----------------------   Directors



William L. Mellick       Director, President, Chief Executive    July 25, 1995
- ----------------------   Officer and Chief Operating Officer
                         (Principal Executive Officer)


Louis W. Foster          Director                                July 25, 1995
- ----------------------

LA951570.027/19                         5

Stanley M. Burke         Director                                July 25, 1995
- ----------------------


John B. De Nault, III    Director                                July 25, 1995
- ----------------------


R. Scott Foster, M.D.    Director                                July 25, 1995
- ----------------------


Rachford Harris          Director                                July 25, 1995
- ----------------------


Robert M. Sandler        Director                                July 25, 1995
- ----------------------


Gregory M. Shepard       Director                                July 25, 1995
- ----------------------


Arthur H. Voss           Director                                July 25, 1995
- ----------------------


Robert B. Tschudy        Vice President and Chief Financial      July 25, 1995
- ----------------------   Officer (Principal Financial Officer)

LA951570.027/19                         6

                                 EXHIBIT INDEX

Exhibit Number                             Description
- --------------                             -----------

4.1                 20th Century Industries 1995 Stock Option Plan.

4.2 Certificate of Incorporation of the Registrant as amended (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

4.3 Amended and Restated Bylaws of the Registrant (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

5                   Opinion of Gibson, Dunn & Crutcher.

23.1                Consent of Ernst & Young LLP.

23.2 Consent of Gibson, Dunn & Crutcher (included in Exhibit 5 to this Registration Statement).

24 Power of Attorney ( included on pages 5 and 6 of this Registration Statement).

28 Schedule P of Annual Statement on Form 2 filed by Registrant's insurance company affiliates with the California Department of Insurance (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

LA951570.027/19                         7

                      20TH CENTURY INDUSTRIES

                      1995 STOCK OPTION PLAN


     Section 1.  PURPOSE OF PLAN

       The purpose of this 1995 Stock Option Plan ("Plan") of 20th Century Industries, a California corporation (the "Company"), is to enable the Company and any of its subsidiaries to attract, retain and motivate employees designated as key Employees, by providing for or increasing the proprietary interests of such key Employees in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the shareholders of the Company by providing for or increasing the proprietary interests of such directors in the Company. The Plan is intended to supplement the existing Restricted Shares Plan.

     Section 2.  PERSONS ELIGIBLE UNDER PLAN

      Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") and who in the opinion of the Committee (hereinafter defined) possesses a capacity to contribute in substantial measure to the successful performance of the Company shall be eligible to be considered for the grant of Awards (hereinafter defined) under this Plan. Any director of the Company who is not an Employee (a "Nonemployee Director") shall automatically receive Nonemployee Director Options (hereinafter defined) pursuant to Section 4 hereof, but shall not otherwise participate in this Plan.

     Section 3.  AWARDS

     (a) The Committee (hereinafter defined), on behalf of the Company, is authorized under this Plan to grant options to Employees not inconsistent with the provisions of this Plan for the issuance of shares of common stock of the Company ("Common Shares"). The granting of such an option is referred to herein as the grant of an Award.

     (b) No Award shall provide for an exercise price which is less than the Fair Market Value of the underlying Common Shares or the date of grant, as defined in Section 4 (g).

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

              (A) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

              (B) the delivery of a promissory note, the terms and conditions ofwhich shall be determined by the Committee;

         (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company, or an event of the type described in Section 8 hereof;

         (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code (the "Code"); or

         (iv) a provision deemed by the Committee to be necessary to avoid the limitations on deductibility of certain compensation pursuant to Section 162(m) of the Code.

     (e) Notwithstanding any other provision of this Plan, no Employee shall be granted Awards in excess of 20,000 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof, during any one calendar year.

     (f) Notwithstanding any other provision of this Plan, no person shall be granted an Award and no person shall be entitled to exercise any rights with respect to an Award previously granted if such grant or exercise would violate any provision of the charter of the Company, or would violate any additional restriction set forth in the agreement evidencing such Award. Any grant or exercise of an Award in violation of this paragraph (f) shall be void ab initio
                                                                      ----------
and shall not be effective to convey any rights to the person purporting to receive such Award or exercise such rights. The Company may require recipients of Awards to make such representations and enter into such covenants as are reasonably deemed necessary in order to ensure that the grant or exercise of rights with respect to Awards will not result in a violation of this paragraph (f).

     Section 4.  NONEMPLOYEE DIRECTOR OPTIONS

     (a) Each year, on the day of the annual meeting of shareholders of the Company (or any adjournment thereof) at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase 2,000 Common Shares. Each Nonemployee Director shall automatically be granted a Nonemployee Director Option to purchase 2,000 Common Shares upon appointment to the Board of Directors. In no event shall a Nonemployee Director be granted options for more than 2,000 Common Shares per calendar year.

     (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for options under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 4, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee director on such date.

     (c) Each Nonemployee Director Option granted under this Plan shall become exercisable to purchase 100% of the Common Shares subject thereto (rounded to the nearest whole share) one year after the Date of Grant of such Nonemployee Director Option.

     (d) Each Nonemployee Director Option granted under this Plan shall expire upon the first to occur of the following:

          (i) The first anniversary of the date upon which the optionee shall cease to be a Nonemployee Director as a result of death or total disability;

          (ii) The 90th day after the date upon which the optionee shall cease to be a Nonemployee Director for any reason other than death or total disability;

          (iii) The tenth anniversary of the Date of Grant of such Nonemployee Director Option.

     (e) Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of such option of the Common Shares subject thereto.

     (f) Payment of the exercise price of any Nonemployee Director Option granted under this Plan shall be made in full, in cash concurrently with the exercise of such Nonemployee Director Option; provided that the payment of such exercise price may instead be made in whole or in part by the delivery, concurrent with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Nonemployee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such Nonemployee Director Option.

     (g) For purposes of this Section 4 and Section 7, the "Fair Market Value" of a Common Share on any date (the "Determination Date") shall be equal to the closing price per Common Share on the business day immediately preceding the Determination Date, as reported in the Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share on the business day immediately preceding the Determination Date on the New York Stock Exchange (NYSE) or such other system then in use, or, if the Common Shares were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares selected by the Board.

     (h) All outstanding Nonemployee Director Options theretofore granted under this Plan shall terminate upon the first to occur of the following:

          (i)  the dissolution or liquidation of the Company;

          (ii) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to such outstanding Nonemployee Director Options are exchanged for or converted into cash, property and securities not issued by the Company (or any combination thereof) unless the terms of such reorganization, merger or consolidation provide otherwise; or

          (iii) the sale of substantially all of the property and assets of the Company.

     (j) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

     (k) Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

     Section 5.  STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 800,000, subject to adjustment as provided in Section 8 hereof.

     (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including Incentive Stock Options) and Nonemployee Director Options granted under this Plan shall not exceed 1,000,000, subject to adjustment as provided in Section 8 hereof.

     (c) For purposes of Section 5(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards and Nonemployee Director Options granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares which were issued prior to such time pursuant to Awards and Nonemployee Director Options granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii)the maximum number of Common Shares which are or may be issuable at or after such time pursuant to Awards and Nonemployee Director Options granted under this Plan prior to such time.

     Section 6.  DURATION OF PLAN

     Neither Awards nor Nonemployee Director Options shall be granted under this Plan on or after April 6, 2005. Although Common Shares may be issued on or after April 6, 2005 pursuant to Awards and Nonemployee Director Options granted prior to such date, no Common Shares shall be issued under this Plan on or after April 6, 2015.

     Section 7.  ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more directors, each of whom is a "disinterested person" (as such term is defined in subparagraph (d) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as such Rule may be amended from time to time).

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii)  determine which Employees will be granted Awards;

          (iii) determine the terms and conditions of Awards granted, including the number of Common Shares issuable pursuant thereto;

          (iv) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

          (v) determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

          (vi) interpret and construe this Plan and the terms and conditions of all Awards and Nonemployee Director Options granted hereunder.

     (c) the Committee shall calculate Fair Market Value (FMV) in accordance with Section 4(g) hereof.

     Section 8.  ADJUSTMENTS

      If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect to such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, partial or complete liquidation, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards, and Nonemployee Director Options theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards, and Nonemployee Director Options thereafter granted under this Plan, and (c) the maximum number of Common Shares with respect to which Awards may be granted to any employee during any calendar year; provided, however, that no adjustment shall be made to Common Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Common Shares with respect to which Incentive Stock Options may be granted under this Plan, to the extent that such adjustment would result in such options being treated as other than Incentive Stock Options.

     Section 9.  AMENDMENT AND TERMINATION OF PLAN

     The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

     (a) no such amendment or termination shall deprive the recipient of any Award or Nonemployee Director Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

     (b) Section 4 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     Section 10.  EFFECTIVE DATE OF PLAN

     This plan shall be effective as of April 6, 1995, the date upon which it was approved by the Board; provided that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California, or by written consent of a majority of the outstanding Common Shares.

                          GIBSON, DUNN & CRUTCHER
                                   LAWYERS
                          333 SOUTH GRAND AVENUE
                    LOS ANGELES, CALIFORNIA 90071-3197
                                   ----
                              (213)-229-70000
                        TELEX:  674930 GIBTRASK LSA
                        FACSIMILE:  (213) 229-7520

                                 July 25, 1995



WRITER'S DIRECT DIAL NUMBER                              OUR FILE NUMBER

(213) 229-7000                                            C 00335-00012


20th Century Industries
6301 Owensmouth Avenue
Woodland Hills, California  91367

               Re:       20th Century Industries -
                         Form S-8 Registration Statement
                         -------------------------------

Ladies and Gentlemen:

               We have acted as special counsel to 20th Century Industries, a California corporation (the "Company"), in connection with (i) the filing with the Securities and Exchange Commission of the Company's registration statement on Form S-8 (the "Registration Statement") covering 1,000,000 shares of common stock, without par value ("Common Stock"), of the Company that may be issued upon exercise of stock options under the Company's 1995 Stock Option Plan (the "Option Plan"), and (ii) the preparation of the prospectus to be delivered to recipients of awards under the Option Plan as required pursuant to Item 1 of Form S-8 (the "Prospectus").

               As such counsel, we have examined the Registration Statement, the Prospectus, the Option Plan and exhibits thereto and such other documents, and have obtained such certificates and assurances from officers and representatives of the Company and made such additional inquiries, as we have deemed necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have also examined the proceedings heretofore taken by the Company in connection with the adoption of the Option Plan and we assume for the purposes of this opinion that the Company will not grant any award under the Option Plan pursuant to which shares of Common Stock could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law.

GIBSON, DUNN & CRUTCHER

20th Century Industries
July 25, 1995
Page 2


               On the basis of the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Option Plan will, when sold and paid for in accordance with the terms of the Option Plan, be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       GIBSON, DUNN & CRUTCHER


PFZ/JKL/BPW/DAW


LA951570.027/19


                                   EXHIBIT 5
                                  ---------

                              Accountant's Consent









The Board of Directors
20th Century Industries




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 20th Century Industries 1995 Stock Option Plan and to the incorporation by reference therein of our report dated February 17, 1995, with respect to the consolidated financial statements and schedules of 20th Century Industries included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                 Ernst & Young LLP

Los Angeles, California
July 25, 1995


                                  EXHIBIT 23.1
                                  ------------